Exhibit 10.15

DEMAND MEDIA INC. 2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK PURCHASE AGREEMENT

This restricted stock purchase agreement (the “Agreement”) is made between Richard Rosenblatt (together with any permitted transferee, “Purchaser”) and Demand Media, Inc. (the “Company”), as of April 19, 2007 (the “Grant Date”), pursuant to and subject to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”).

RECITALS

WHEREAS, the Company maintains the Plan, pursuant to which the Company desires to issue to Purchaser certain shares of common stock, par value $.0001 per share, of the Company (the “Restricted Stock”) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants the Restricted Stock designated in Section 1 below to Purchaser subject to the terms, conditions and restrictions set forth herein. Capitalized terms used herein and not defined shall have the meanings provided in the Plan.

1.             Grant of Stock; Lapse of Restrictions.

(a)           Subject to the Repurchase Option (as defined in Section 2 below) and all other terms, conditions and restrictions contained in this Agreement and the Plan, the Company hereby grants to Purchaser 2,000,000 shares of Restricted Stock (the “Shares”). The purchase price to be paid by Purchaser to the Company for the Shares shall be $.0001 per Share. The Shares shall vest and cease to be subject to the Repurchase Option in accordance with the provisions of Section 1(b) below (each such Share, which, from time to time, continues to be subject to the Repurchase Option, an “Unvested Share”):

(b)           The “Vesting Condition” shall be waived and deemed satisfied as follows:

(i)            If the Company consummates a Liquidity Event (as defined below) on or prior to the sixth anniversary of the Grant Date, then, upon the first anniversary of the consummation of such a Liquidity Event, subject to Purchaser’s continued employment with the Company through such first anniversary, the Vesting Condition shall be waived and deemed satisfied with respect to all Shares subject hereto, provided, that if, within ninety days prior to or within twelve months after the consummation of such a Liquidity Event. Purchaser’s employment is terminated by the Company without Cause (as defined in the employment agreement between Purchaser and the Company, dated April 18, 2006 (the “Employment Agreement”)), by Purchaser for Good Reason (as defined in the Employment Agreement) or terminates due to Purchaser’s death or total and permanent disability (within the meaning of Code Section 22(e)(3)), the Vesting Condition shall be waived and deemed satisfied with respect to all Shares subject hereto immediately prior to any such termination;

(ii)           If (A) on or prior to the sixth anniversary of the Grant Date, the Company engages in an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act (an “IPO”), and (B) either (1) during any Company fiscal quarter beginning after the expiration of any applicable Market Standoff Period (as defined below) and ending prior to the sixth anniversary of the Grant Date, or (2) if no such Company fiscal quarter meets the requirements of the preceding Section 1(b)(ii)(B)(1), during only the Company fiscal quarter beginning immediately after the expiration of any applicable Market Stand-Off Period (as defined below) (any such period, in either case, a “Fiscal Quarter”), the average of the daily volume weighted average price of the Common Stock for such Fiscal Quarter (such average, the “VWAP”) equals or exceeds the VWAP levels set forth in the table below, then the Vesting Condition shall be waived and deemed satisfied with respect to the number of Shares set forth opposite the applicable VWAP levels specified in the table below on the date that the Administrator determines the VWAP for such Fiscal Quarter, but in any event, no later than five business days after the end of any such Fiscal Quarter (each such date, a “VWAP Determination Date”), subject to Purchaser’s continued employment with the Company through such VWAP Determination Date, provided, that if, following an IPO occurring on or prior to the sixth anniversary of the Grant Date, Purchaser’s employment is terminated by the Company without Cause or by Purchaser for Good Reason or terminates due to Purchaser’s death or total and permanent disability (within the meaning of Code Section 22(e)(3)), the Vesting Condition shall be waived and deemed satisfied on the first VWAP Determination Date immediately following such termination of employment with respect to that number of Shares, if any, with respect to which the Vesting Condition would have been waived and deemed satisfied on such VWAP Determination Date had Purchaser remained employed with the Company through such date:

If, during a Fiscal Quarter, the Common Stock attains VWAP of:	Then the Vesting Condition shall be waived and deemed satisfied, on the applicable VWAP Determination Date with respect to:
$12 or more*	1,500,000 Shares*
$13 or more*	500,000 Shares*

*Without limiting the generality of Section 14 of the Plan, the amounts set forth in this table shall be appropriately adjusted to reflect common stock dividends, combinations, splits, reverse splits and similar transactions.

For the avoidance of doubt, if the Company’s Common Stock attains a VWAP during any Fiscal Quarter that satisfies multiple VWAP targets (to the extent that any Shares remain as Unvested Shares and Purchaser remains employed by the Company through the applicable VWAP Determination Date (except as otherwise provided above)), the Vesting Condition shall be waived and deemed satisfied with respect to the cumulative Shares subject to the multiple VWAP targets, but shall not, in any event be waived and deemed satisfied with respect to the Shares subject to any particular VWAP target more than once. By way of example and not limitation, if the Common Stock attains VWAP of $14 during the first Fiscal Quarter, then the Vesting Condition shall be waived and deemed satisfied with respect to all 2,000,000

Shares subject hereto on the first VWAP Determination Date, but if the Common Stock attains VWAP of $12 during each of the first two Fiscal Quarters and a VWAP of at least $13 during the third Fiscal Quarter (assuming more than one Fiscal Quarter occurs), the Vesting Condition shall be waived and deemed satisfied with respect (i) 1,500,000 Shares on the first VWAP Determination Date, (ii) no additional Shares on the second VWAP Determination Date, and (iii) an additional 500,000 Shares on the third VWAP Determination Date.

For purposes of this Agreement, “Liquidity Event” shall mean a Change of Control in which both (A) the total consideration received by the Company’s stockholders (including by way of distribution in the case of an asset sale transaction) is no less than $10 per Share of Common Stock (or, if applicable, per Share of Common Stock underlying any Common Stock equivalents such as convertible preferred stock) (as adjusted for any Common Stock dividends, combinations, splits, reverse splits or similar transactions), and (B) the consideration received by the Company and/or its stockholders in such transaction is in the form of cash, cash equivalents or freely tradable securities that the Company’s stockholders are able to transfer or sell without restrictions (other than restrictions that may be applicable to employees or executive officers of the Company in their capacities as such and other than restrictions arising under Rule 145 of the Securities Act).

For purposes of this Agreement, the term “Market Standoff Period” shall mean any period following the effective date of a registration statement of the Company filed under the Securities Act during which Purchaser may not sell or otherwise transfer any Shares or other securities of the Company under Section 3.11 of the Amended and Restated Stockholders’ Agreement among the Company and certain of its stockholders, dated as of September 27, 2006 (as such agreement may be further amended and restated, the “Stockholders’ Agreement”) (or under any similar market standoff provisions relating to an IPO contained in any amendment or restatement of the Stockholders’ Agreement).

2.             Repurchase Option.

(a)           If (i) Purchaser’s employment with the Company terminates for any reason prior to such time as the Vesting Condition shall be waived and deemed satisfied with respect to all Shares (after taking into account any acceleration of the Vesting Condition with respect to such Shares), or (ii) the Vesting Condition ceases to be capable of satisfaction with respect to some or all of the Shares due to the passage of time, in either case, the Company shall, for a period of ninety (90) days following the date on which Purchaser’s employment so terminates or the Vesting Condition so ceases to be capable of satisfaction, as applicable, have the right and option to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, any or all Shares that have not satisfied the Vesting Condition as of such applicable date at a per Share purchase price equal to the original per Share purchase price paid by Purchaser (collectively, the “Repurchase Option”), provided, that notwithstanding the foregoing, if, pursuant to Section 1(b)(i) of this Agreement, it becomes possible in connection with a termination of Purchaser’s employment for the Vesting Condition to be waived and deemed satisfied with respect to additional Shares following Purchaser’s termination of employment in connection with the occurrence of a Liquidity Event, then the period during which the Company may exercise its Repurchase Option shall instead begin on the first day after such Liquidity Event and shall continue for a period of ninety (90) days following the first day after such

Liquidity Event, and provided, further, that notwithstanding the foregoing, if, pursuant to Section 1(b)(ii) of this Agreement, it becomes possible in connection with a termination of Purchaser’s employment for a VWAP Determination Date to occur after such termination of employment and for the Vesting Condition to be waived and deemed satisfied with respect to additional Shares on such VWAP Determination Date, then the period during which the Company may exercise its Repurchase Option shall instead begin on the first day after such post-termination VWAP Determination Date and shall continue for a period of ninety (90) days following the first day after such post-termination VWAP Determination Date.

(b)           The Company may exercise the Repurchase Option by delivering personally or by registered mail, to Purchaser (or Purchaser’s legal representative, as the case may be), a notice in writing indicating the Company’s intention to exercise the Repurchase Option and setting forth a date for closing not later than sixty (60) days from the mailing of such notice. The closing of any purchase pursuant to the Repurchase Option shall take place at the Company’s office. At such closing, the holder of the certificates of Shares being transferred pursuant to the exercise of the Repurchase Option shall deliver the share certificate or certificates evidencing such Shares, and the Company shall deliver the purchase price specified in Section 2(a), therefor.

(c)           At its option, the Company may elect to make payment for any Shares it acquires upon exercise of the Repurchase Option at a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company’s office.

3.             Stockholders’ Agreement; Transfer Restrictions; Voting Restrictions. Purchaser hereby agrees that, (a) the terms of the Stockholders’ Agreement (in addition to the terms and conditions of this Agreement and the Plan) shall apply to the Shares, (b) he shall not, for as long as the Shares remain Unvested Shares, sell, transfer, dispose of, hypothecate, pledge or otherwise encumber the Shares, and (c) he shall, for as long as the Shares remain Unvested Shares, in all matters in which such Shares are eligible to vote, vote such Shares in accordance with the majority vote of the outstanding shares of Common Stock held by the Sponsors (as defined in the Stockholders’ Agreement) at the time of any such vote. The transfer or sale of any of the Shares shall be subject to the Stockholders’ Agreement and any restrictions imposed under any applicable state or federal securities laws. Any permissible transferee shall hold the Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

4.           Escrow.

(a)           Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Shares as to which a Repurchase Option has been exercised from Purchaser to the Company.

(b)           To insure the availability for delivery of the Shares upon the Company’s exercise of the Repurchase Option, Purchaser hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such shares of Restricted Stock, if any, repurchased by the

Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing any and all Unvested Shares, together with the stock assignment duly endorsed in blank. The share certificates representing the Unvested Shares and the stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A hereto, until the first to occur of (i) the Company’s exercise of its Repurchase Option with respect to any such Shares, (ii) the date on which such Shares cease to be Unvested Shares, or (iii) this Agreement ceasing to be in effect. Promptly following the date on which any Shares cease to be Unvested Shares, the escrow agent shall deliver to Purchaser the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, that the escrow agent shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c)           The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

5.           Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Shares to the escrow holder pursuant to Section 4, Purchaser shall have all the rights of a stockholder with respect to said Shares, subject to the Repurchase Option and any other restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

6.           No Section 280G Gross-Up. Notwithstanding anything herein or in the Employment Agreement to the contrary, in no event shall any value attributable under Code Section 280G to the Shares or the satisfaction of the Vesting Condition (a) obligate the Company to make a Gross-Up Payment (as defined in the Employment Agreement) with respect to any value so attributable, or (b) be included in the denominator for purposes of calculating the “base amount” (within the meaning of Treas. Reg. 1.280G-1 Q&A 34) that is allocable (in accordance with Treas. Reg. 1.280G-1 Q&A 38) to any other payments to Purchaser that are subject to the Gross-Up Payment, provided, that Purchaser’s base amount shall be allocated in accordance with Treas. Reg. 1.280G-1 for all purposes other than the calculation of any Gross-Up Payment, including without limitation, for purposes of determining any excise taxes actually payable in respect of payments to Purchaser. For the avoidance of doubt, to the extent that the Shares or the satisfaction of the Vesting Condition cause any other payments or benefits provided to Purchaser to become subject to Code Section 280G (due to an increase in the total value of payments made to Purchaser in connection with a transaction). Purchaser shall become eligible to receive a Gross-Up Payment with respect to such other payments in accordance with the terms of the Employment Agreement, but the value of the Gross-Up Payment shall not take into consideration (other than for purposes of determining whether Code Section 280G applies) any value attributable under Code Section 280G to the Shares or the satisfaction of the Vesting Condition.

7.             Legends. The share certificate(s) evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend, or such other legend as the Company may deem necessary or advisable, in its sole discretion (in addition to any legend required under applicable state securities laws and/or the Stockholders’ Agreement):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS, RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT AND/OR A STOCKHOLDER AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH REPURCHASE RIGHTS, TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

8.           Securities Law Representations. Purchaser shall, as a condition to and concurrently with this grant of Restricted Stock, deliver to the Company its Investment Representation Statement in the form attached hereto as Exhibit B.

9.           Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

10.         Tax Representations. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that no action or representation by the Company shall be construed as the giving of tax advice and Purchaser is not relying on the Company for any tax advice. Purchaser understands that Purchaser will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the restrictions on the Shares lapse. In this context, “restriction” includes the Repurchase Option set forth in Section 2(a) above. Participant understands that Participant may elect to be taxed for federal income tax purposes at the time the Shares are purchased rather than as and when the Repurchase Option lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit C. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

11.           Governing Law; Severability. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without reference to any choice of law provisions thereof that would result in the application of any law other than the law of the State of California, Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

12.           No Right to Continue as Service Provider. Nothing in the Plan or in this Agreement shall confer upon Purchaser any right to continue as a Service Provider, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Purchaser at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between Purchaser and the Company.

13.           Conformity to Securities Laws. Purchaser acknowledges that this Agreement is intended to conform to the extent necessary with all applicable federal and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Purchaser represents that he has read this Agreement and the Plan and is familiar with their terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

DEMAND MEDIA, INC.

By:	/s/ Shawn Colo
	Name:	Shawn Colo
	Title:	Secretary

PURCHASER

/s/ Richard Rosenblatt
Richard Rosenblatt

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

April 19, 2007

Corporate Secretary

Demand Media, Inc.

1454 Third Street Promenade

Santa Monica, CA 90401

Dear Shawn:

As Escrow Agent for both Demand Media, Inc. (together with any assignee of the “Company”) and the undersigned purchaser of common stock of the Company (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”) between the Company and Purchaser, dated April 19, 2007 in accordance with the following instructions (all capitalized terms used herein but not defined shall have the meanings provided in the Agreement):

1.             In the event the Company exercises a Repurchase Option as provided in the Agreement, the Company shall give to you and Purchaser a written notice specifying the number of Shares to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company, Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.             At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver the same, together with the certificate evidencing the Shares of stock to be transferred, to the Company, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of Shares being purchased pursuant to the exercise of the Company’s Repurchase Option.

3.             Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing Shares to be held by you hereunder and any additions and substitutions to said Shares. Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

4.             Following each date on which any Shares cease to be Unvested Shares, you will deliver to Purchaser a certificate or certificates representing the aggregate number of Shares held or issued pursuant to the Agreement that cease to be subject to a Company Repurchase Option.

5.             If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6.             Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.             You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.             You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.             You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.           You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11.           You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.           Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.           If you reasonably require other or further instruments in connection with these

Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.           Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto.

COMPANY:	Demand Media, Inc.
1454 Third Street Promenade
Santa Monica, CA 90401

PURCHASER:	Richard Rosenblatt
1454 Third Street Promenade
Santa Monica, CA 90401

ESCROW AGENT:	Corporate Secretary
Demand Media, Inc.
1454 Third Street Promenade
Santa Monica, CA 90401

16.           By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.           This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.           These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

DEMAND MEDIA, INC.

By:	/s/ Shawn Colo
Name: Shawn Colo
Title: Secretary

PURCHASER:

/s/ Richard Rosenblatt
Richard Rosenblatt

Escrow Agent:

By:	/s/ Shawn Colo
Name: Shawn Colo
Title: Secretary

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	RICHARD ROSENBLATT

COMPANY	:	DEMAND MEDIA, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:	2,000,000 SHARES

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned Purchaser represents to the Company the following:

1.               Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is acquiring these Securities for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.               Purchaser acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities. Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

3.               Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144 (e), and (4) the timely filing of a Form 144, if applicable.

4.               In the event that the Company does not qualify under Rule 701 at the time of purchase of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

5.               Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

6.               Purchaser understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and Purchaser hereby consents to such reliance.

Signature of Purchaser:

/s/ Richard Rosenblatt
Name: Richard Rosenblatt

Date: April 19, 2007

EXHIBIT C

INSTRUCTIONS FOR SECTION 83(b) ELECTION

These instructions provide guidelines for individuals who wish to make an election under Section 83(b) of the Internal Revenue Code, as amended (an “Election”), with respect to restricted shares of Demand Media, Inc. (the “Company”) common stock, par value $0.0001 (the “Shares”), granted under the Company’s 2006 Equity Incentive Plan (the “Plan”). To make an effective Election, Participants (as defined in the Plan) must file an executed original of the Election Form and cover letter (each attached) with the Internal Revenue Service not later than 30 days after the grant date of any Shares. The steps outlined below should be followed to ensure that the Election is mailed and filed correctly and in a timely manner.

Please Note:

•                 Filing an Election is not required of any Participant and will result in immediate taxation with respect to any Shares covered by such Election.

•                 There is no remedy for failure to file an Election on time.

•                 Elections are irrevocable.

•                 Any Participant contemplating an Election should consult with a personal tax advisor as to whether such Election will be in the Participant’s best interests in light of such Participant’s personal tax situation.

In order to make an Election, Participants must:

1.              Complete the Election Form and make four (4) copies of the signed Election Form. Married Participants should include the signature of their spouses on the Election Form as well.

2.              Prepare a cover letter to the Internal Revenue Service.

3.              Send the cover letter with the originally executed Election Form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address where the Participant files personal tax returns. Participants should have the package date-stamped at the post office. The post office should provide a certified receipt that includes a dated postmark. Participants should enclose a self-addressed, stamped envelope with the filing so that the Internal Revenue Service may return a date-stamped copy of the filing. However, the postmarked receipt should be sufficient proof of a timely Election if, for any reason, the Participant does not receive confirmation from the Internal Revenue Service.

4.              Send one copy of the Election Form and cover letter to the Company for its records and attach one copy to the Participant’s federal income tax return for the applicable calendar year.

5.              Retain the Internal Revenue Service file stamped copy (when returned) for the Participant’s records.

ATTACHMENT I

ELECTION FORM

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock, par value $0.0001 per share, of Demand Media, Inc. (the “Company”). A copy of this statement has been furnished to the Company.

1.             The name, address and taxpayer identification number of the undersigned taxpayer are:

Richard Rosenblatt

[Address]

SSN:  [     ]

[The name, address and taxpayer identification number of the Taxpayer’s spouse are:

[Name]

[Address]

SSN:                             ]

2.                                       Description of the property with respect to which the election is being made:

[NUMBER] shares of Common Stock, par value $0.0001 per share, of the Company. The date on which the property was transferred was April [   ], 2007. The taxable year to which this election relates is calendar year 2007.

3.                                       Nature of restrictions to which the property is subject:

The Shares are subject to repurchase at their original purchase price if unvested as of the date that taxpayer ceases to be an employee of the Company or performance targets cease to be attainable by their terms.

4.             Fair market value of shares:

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $.0001 per Share. The taxpayer did not pay any amount for the Shares, rather they were granted in respect of future services.

E-1-16

Dated: April [ ], 2007	Taxpayer Signature

Richard Rosenblatt

[The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: April [ ], 2007	Spouse’s Signature

]

Signature(s) Notarized by:

[                    ]

ATTACHMENT 2

COVER LETTER TO INTERNAL REVENUE SERVICE
April [   ], 2007

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service

[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986
Taxpayer: Richard Rosenblatt
Taxpayer’s Social Security Number:
[Taxpayer’s Spouse:
Taxpayer’s Spouse’s Social Security Number: ]

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very Truly Yours,

Richard Rosenblatt

Enclosures

cc: Demand Media, Inc.

Demand Media, Inc.
Confirmation of Exercise	ID: 20-4731239
1333 Second St, Ste 100
Santa Monica, CA 90401

Richard Rosenblatt		Cash
15957 Asilomar Blvd
Pacific Palisades, CA 90272		SSN: ###-##-####

Option Number	00000026	Date of Exercise			4/19/2007
Option Date	4/19/2007	Shares Exercised			2,000,000
Option Type	RSP	Market Value per Share			$1.0000
Plan	06-R	Option Price per Share			$0.0000

Calculation of Gain		Calculation of Taxes

Market Value	$2,000,000.00		Taxable Gain $	Rate %	Amount $
Option Price	$0.00	Medicare	2,000,000.00	1.450	29,000.00

Total Gain	$2,000,000.00	Total Tax			29,000.00

		Funds Required
		Total Option Price			$0.00
		Total Tax			$29,000.00

		Total Due Company			$29,000.00

TRANSFER AGENT INSTRUCTIONS Registration: Richard Rosenblatt		APPROVED BY:
ACCOUNTING USE ONLY
Option Check Attached
15957 Asilomar Blvd		Tax Check Attached
Pacific Palisades CA 90272		Check Issued/Received
		Forwarded To Cashier	/ /

Acct. #		Shares Issued
SSN:	###-##-####	Shares Cancelled
Cert:	1 x 2000000	Adjustment to
Deliver:		Capital Stock
Control No:
Confirm Date:	10/8/2007	PAYROLL USE ONLY
Rule 144 Status:		Voucher Processed	/ /

Date: 12/20/2007

Time: 6:47:23PM

1

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(b)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock, par value $0.0001 per share, of Demand Media, Inc. (the “Company”). A copy of this statement has been furnished to the Company.

1.          The name, address and taxpayer identification number of the undersigned taxpayer are:

RICHARD M. ROSENBLATT

15957 ASILOMAR BLVD.

PACIFIC PALISADES, CA 90272

SSN: ###-##-####

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

LISA ROSENBLATT

15957 ASILOMAR BLVD.

PACIFIC PALISADES, CA 90272

SSN: ###-##-####

2.          Description of the property with respect to which the election is being made:

Two Million (2,000,000) shares of Common Stock, par value $0.0001 per share, of the Company. The date on which the property was transferred was April 19, 2007. The taxable year to which this election relates is calendar year 2007.

3.           Nature of restrictions to which the property is subject:

The Shares are subject to repurchase at their original purchase price if unvested as of the date that taxpayer ceases to be an employee of the Company or performance targets cease to be attainable by their terms.

4.           Fair market value of shares:

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $1.00 per Share. The taxpayer did not pay any amount for the Shares, rather they were granted in respect of future services.

RECEIVED
1249

MAY 20 2007

INTERNAL REVENUE SERVICE
FRESNO, CA

Dated: April 19, 2007	Taxpayer Signature	/s/ Richard M. Rosenblatt
RICHARD M. ROSENBLATT

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: April 19, 2007	Spouse’s Signature	/s/Lisa Rosenblatt
LISA ROSENBLATT

Signature(s) Notarized by:	/s/ Sukari Blount

DEMAND MEDIA, INC.

FIRST AMENDMENT TO

ROSENBLATT RESTRICTED STOCK AGREEMENT

APRIL 27, 2007

RECITALS

Demand Media, Inc. (the “Company”) and Richard Rosenblatt (the “Executive”) have entered into a Restricted Stock Purchase Agreement dated as of April 19, 2007 (the “Restricted Stock Agreement”).

WHEREAS, the transferability provisions set forth in the Restricted Stock Agreement were intended to reflect the provisions set forth in Section 11 of the Company’s 2006 Equity Incentive Plan (the “Plan”);

WHEREAS, the Section 11 of the Plan has been amended; and

WHEREAS, the Company and the Executive desire to amend the Restricted Stock Agreement pursuant to this First Amendment to the Restricted Stock Agreement in light of such amendment to the Plan (the “Amendment”).

NOW, THEREFORE, for good valuable consideration, receipt of which is hereby acknowledged by both the Company and the Executive, the Company and the Executive hereby amend the Restricted Stock Agreement as follows:

AMENDMENT

1.               Section 3 of the Restricted Stock Agreement is deleted and replaced in its entirety with the following:

Stockholders’ Agreement; Transfer Restrictions.  Purchaser hereby agrees that, (a) the terms of the Stockholders’ Agreement (in addition to the terms and conditions of this Agreement and the Plan) shall apply to the Shares, (b) he shall not, for as long as the Shares remain Unvested Shares, sell, transfer, dispose of, hypothecate, pledge or otherwise encumber the Shares, and (c) he shall, for as long as the Shares remain Unvested Shares, in all matters in which such Shares are eligible to vote, vote such Shares in accordance with the majority vote of the outstanding shares of Common Stock held by the Sponsors (as defined in the Stockholders’ Agreement) at the time of any such vote.  The transfer or sale of any of the Shares shall be subject to the Stockholders’ Agreement and any restrictions imposed under any applicable state or federal securities laws.  Notwithstanding the foregoing, Purchaser may transfer any Shares to any one or more Permitted Transferees (as such term is defined in the Plan), subject to compliance with and the restrictions set forth in Section 11 of

the Plan.   Any Permitted Transferee shall hold the Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

Except as expressly provided herein, all terms and conditions of the Restricted Stock Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the Executive and the Company have executed this Amendment which shall be effective as of the date first above written.

EXECUTIVE

/s/ Richard Rosenblatt
Richard Rosenblatt

DEMAND MEDIA, INC.

By:	/s/ Shawn Colo
Name: Shawn Colo
Its: Secretary

3

SECOND AMENDMENT TO DEMAND MEDIA, INC.
RESTRICTED STOCK PURCHASE AGREEMENT

THIS SECOND AMENDMENT, dated as of February 10, 2010 (the “Amendment Effective Date”), is entered into by and between Demand Media, Inc., a Delaware corporation (the “Company”) and Richard Rosenblatt (the “Executive”). All capitalized terms used herein but not defined shall have the meanings provided in the Restricted Stock Purchase Agreement, dated April [  ], 2007, by and between the Company and the Executive, as amended by the first amendment thereto (the “Restricted Stock Agreement”).

RECITALS

WHEREAS, the Company and the Executive previously entered into the Restricted Stock Agreement, which sets forth the terms and conditions of a grant to the Executive of certain shares of Restricted Stock; and

WHEREAS, the Company and the Executive mutually desire to amend the Restricted Stock Agreement to change certain vesting terms applicable to the Restricted Stock.

NOW, THEREFORE, the Company and the Executive hereby agree that, effective as of the Amendment Effective Date, in consideration of the covenants contained herein and other for good and valuable consideration, the receipt of which is hereby acknowledged, the Restricted Stock Agreement is hereby amended as follows:

1.             Section 1(b)(ii) of the Restricted Stock Agreement and all paragraphs that follow Section 1(b)(ii) but precede Section 2 of the Restricted Stock Agreement are hereby deleted and replaced in their entirety with the following:

“(ii) If, on or prior to the sixth anniversary of the Grant Date, the Company engages in an initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act (an “IPO”) and, during any period of thirty consecutive calendar days following the IPO and preceding the later to occur of the sixth anniversary of the Grant Date or the first anniversary of the IPO (which period may include the date of the IPO and/or either such anniversary), the average closing price of a share of Common Stock on the primary exchange on which such Common Stock is traded (or, if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a share of the Common Stock on each day during any such thirty-day period) equals or exceeds ten dollars ($10) (as adjusted for any Common Stock dividends, combinations, splits, reverse splits and similar transactions), then the Vesting Condition shall be waived and deemed satisfied with respect to all Shares subject hereto as of the first calendar day following such thirty-day period, subject to Purchaser’s continued employment with the Company through such vesting date, provided, that if Purchaser’s employment is terminated by the Company without Cause or by Purchaser for Good Reason or terminates due to Purchaser’s death or total and permanent disability (within the meaning of Code Section 22(e)(3)), the Vesting Condition shall be waived and deemed satisfied on the first date during the twelve-month period immediately following such termination of employment on which the Vesting Condition would have been waived and deemed satisfied pursuant to this clause (ii) had Purchaser remained employed through such date (if any).

For purposes of this Agreement, “Liquidity Event” shall mean a Change of Control in which both (A) the total consideration received by the Company’s stockholders (including by way of distribution in the case of an asset sale transaction) is no less than $10 per Share of Common Stock (or, if applicable, per Share of Common Stock underlying any Common Stock equivalents such as convertible preferred stock) (as adjusted for any Common Stock dividends, combinations, splits, reverse splits or similar transactions), and (B) the consideration received by the Company and/or its stockholders in such transaction is in the form of cash, cash equivalents or freely tradable securities that the Company’s stockholders are able to transfer or sell without restrictions (other than (i) restrictions that may be applicable to employees or executive officers of the Company in their capacities as such, (ii) restrictions arising under Rule 145 of the Securities Act and (iii) restrictions resulting from a contractual lock-up not to exceed 180 days if the total market capitalization of the issuer of the securities to which such lock-up applies exceeds $3.0 billion).”

2.             Section 2(a) of the Restricted Stock Agreement is hereby deleted and replaced in its entirety with the following:

“If (i) Purchaser’s employment with the Company terminates for any reason prior to such time as the Vesting Condition shall be waived and deemed satisfied with respect to all Shares (after taking into account any waiver and satisfaction of the Vesting Condition with respect to such Shares resulting from such termination), or (ii) the Vesting Condition ceases to be capable of satisfaction with respect to some or all of the Shares due to the passage of time, in either case, the Company shall, during the applicable Repurchase Period (as defined below), have the right and option to purchase from Purchaser, or Purchaser’s personal representative, as the case may be, any or all Shares that have not satisfied the Vesting Condition as of the commencement of the applicable Repurchase Period at a per Share purchase price equal to the original per Share purchase price paid by Purchaser (collectively, the “Repurchase Option”). For the avoidance of doubt, if the Vesting Condition is waived or deemed satisfied prior to the commencement of the applicable Repurchase Period (including any waiver or satisfaction of the Vesting Condition that may occur following a termination of employment under the circumstances set forth in this Agreement), then the Repurchase Option shall not apply to Shares with respect to which the Vesting Condition has been waived and deemed satisfied. For purposes of this Agreement, “Repurchase Period” shall have the following meanings:

(A) if Purchaser remains employed through the sixth anniversary of the Grant Date and no IPO or Liquidity Event occurs (on or prior to such sixth anniversary), Repurchase Period means the ninety-day period commencing on such sixth anniversary;

(B) if Purchaser terminates his employment voluntarily without Good Reason or is terminated by the Company for Cause, Repurchase Period means the ninety-day period commencing on the date of such termination;

(C) if Purchaser’s employment is terminated by the Company without Cause, by Purchaser with Good Reason or due to Purchaser’s death or Disability, in any case, prior to each of the occurrence of an IPO, a Liquidity Event and the sixth anniversary of the Grant Date, Repurchase Period means the ninety-day period commencing on the first anniversary of the date of such termination (for the avoidance of doubt, the Vesting Condition shall not be waived and deemed satisfied pursuant to Section 1(b)(i) above with respect to a Liquidity Event occurring more than ninety days after such termination);

(D) if Purchaser’s employment is terminated by the Company without Cause, by Purchaser with Good Reason or due to Purchaser’s death or Disability, in any case, (i) prior to the occurrence of a Liquidity Event and (ii) after the occurrence of an IPO, Repurchase Period means the ninety-day period commencing on the first anniversary of the date of such termination (for the avoidance of doubt, the Vesting Condition shall not be waived and deemed satisfied pursuant to Section 1(b)(i) above with respect to a Liquidity Event occurring more than ninety days after such termination), provided, that if a termination otherwise described in this clause (D) occurs after the sixth anniversary of the Grant Date, then Repurchase Period means the ninety-day period commencing on the first anniversary of the IPO.

Except as expressly modified by the terms of this Second Amendment to the Restricted Stock Agreement, the terms and conditions of the Restricted Stock Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Executive agree to the terms of this Second Amendment to the Restricted Stock Agreement, effective as of the Amendment Effective Date.

Sincerely,

DEMAND MEDIA, INC.

By:	/s/ Charles Hilliard
	Name:	Charles Hilliard
	Title:	PRES & CFO

AGREED AND ACCEPTED:

/s/ Richard Rosenblatt	February 10, 2010
Richard Rosenblatt